                                  THE SODEXHO
                               SAVINGS PLUS PLAN


                 (Amended and Restated Effective March 1, 1996)

                                TABLE OF CONTENTS


ARTICLE 1.  INTRODUCTION...............................................1
1.1.  In general.......................................................1
1.2.  Defined Terms....................................................1

ARTICLE 2.  PARTICIPATION..............................................1
2.1.  Date of Participation............................................1
2.2.  Duration of Participation........................................2

ARTICLE 3.  CONTRIBUTIONS..............................................2
3.1.  Elective Contributions...........................................2
3.2.  Form and Manner of Elections.....................................2
3.3.  Matching Contributions...........................................3
3.4.  Retirement Contributions.........................................3
3.5.  Qualified Nonelective Contributions..............................5
3.6.  Rollover Contributions...........................................5
3.7.  Crediting of Contributions.......................................5
3.8.  Time for Making Contributions....................................5
3.9.  Certain Limits Apply.............................................6
3.10. Return of Contributions..........................................6
3.11. Establishment of Trust...........................................6

ARTICLE 4.  PARTICIPANT ACCOUNTS.......................................6
4.1.  Accounts.........................................................6
4.2.  Adjustment of Accounts...........................................6
4.3.  Investment of Accounts...........................................7
4.4.  Appointment of Investment Manager or Named Fiduciary.............7

ARTICLE 5.  VESTING OF ACCOUNTS........................................8
5.1.  Immediate Vesting of Certain Accounts............................8
5.2.  Deferred Vesting of Other Accounts...............................8
5.3.  Special Vesting Rules............................................8
5.4.  Distribution of Less Than Entire Vested Percentage...............9
5.5.  Changes in Vesting Schedule......................................9
5.6.  Forfeitures......................................................9

ARTICLE 6.  WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE..............10
6.1.  Hardship Withdrawals............................................10
6.2.  Required Distributions After Age 70 1/2.........................12
6.3.  Restrictions on Certain Distributions...........................12
6.4.  Limitation of Withdrawable Amount...............................13





                                      -ii-
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6.5.  Distributions Required by a Qualified Domestic Relations Order  13
6.6.  Certain Dispositions............................................13
6.7.  Withdrawals from After-Tax Contribution Accounts................14
6.8.  Withdrawals After Age 59 1/2....................................14
6.9.  Direct Rollover of Withdrawal Distributions.....................14

ARTICLE 7.  LOANS TO PARTICIPANTS.....................................14
7.1.  Effective Date of Article 7.....................................14
7.2.  In General......................................................14
7.3.  Rules and Procedures............................................15
7.4.  Maximum Amount of Loan..........................................15
7.5.  Minimum Amount of Loan; Maximum Number of Loans.................15
7.6.  Note; Security; Interest........................................16
7.7.  Source of Funds for Loan........................................16
7.8.  Repayment.......................................................16
7.9.  Repayment Upon Distribution.....................................16
7.10. Default.........................................................16
7.11. Note as Trust Asset.............................................17
7.12. Nondiscrimination...............................................17

ARTICLE 8.  BENEFITS UPON DEATH OR SEPARATION FROM SERVICE............17
8.1.  Separation from Service for Reasons Other Than Death............17
8.2.  Payment of Seiler Transfer Account..............................17
8.3.  Time of Distributions...........................................19
8.4.  Distributions After a Participant's Death.......................20
8.5.  Designation of Beneficiary......................................21
8.6.  Direct Rollovers................................................22

ARTICLE 9.  ADMINISTRATION............................................23
9.1.  Administrator...................................................23
9.2.  Powers of Administrator.........................................23
9.3.  Effect of Interpretation or Determination.......................24
9.4.  Nondiscriminatory Exercise of Authority.........................24
9.5.  Reliance on Tables, etc.........................................24
9.6.  Claims and Review Procedures....................................24
9.7.  Indemnification of Administrator and Assistants.................24

ARTICLE 10.  AMENDMENT AND TERMINATION................................24
10.1.  Amendment......................................................24
10.2.  Termination....................................................25
10.3.  Distributions upon Termination of the Plan.....................25
10.4.  Merger or Consolidation of Plan; Transfer of Plan Assets.......25




                                      -iii-
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ARTICLE 11.  LIMITS ON CONTRIBUTIONS..................................26
11.1.  Code Section 404 Limits........................................26
11.2.  Code Section 415 Limits........................................26
11.3.  Code Section 402(g) Limits.....................................29
11.4.  Code Section 401(k)(3) Limits..................................31
11.5.  Code Section 401(m) Limits.....................................35
11.6.  Section 401(a)(26)/410(b) Limits...............................39

ARTICLE 12.  SPECIAL TOP-HEAVY PROVISIONS.............................40
12.1.  Provisions to apply............................................40
12.2.  Minimum Contribution...........................................40
12.3.  Special Vesting Schedule.......................................41
12.4.  Adjustment to Limitation on Benefits...........................42
12.5.  Definitions....................................................42

ARTICLE 13.  MISCELLANEOUS............................................44
13.1.  Exclusive Benefit Rule.........................................44
13.2.  Limitation of Rights...........................................45
13.3.  Nonalienability of Benefits....................................45
13.4.  Failure to Qualify Initially...................................45
13.5.  Governing law..................................................45

ARTICLE 14.  DEFINITIONS..............................................45
14.1.  "Accounts".....................................................45
14.2.  "Administrator"................................................46
14.3.  "Affiliated Employer"..........................................46
14.4.  "After-Tax Contribution Account"...............................46
14.5.  "Annuity Starting Date"........................................46
14.6.  "Beneficiary"..................................................46
14.7.  "Board of Directors"...........................................46
14.8.  "Code".........................................................46
14.9.  "Contribution Agreement".......................................47
14.10.  "Company".....................................................47
14.11.  "Compensation"................................................47
14.12.  "Disabled"....................................................48
14.13.  "Elective Contribution".......................................48
14.14.  "Elective Contribution Account"...............................48
14.15.  "Eligibility Date"............................................48
14.16.  "Eligible Employee"...........................................48
14.17.  "Employee"....................................................49
14.18.  "Entry Date"..................................................49
14.19.  "ERISA".......................................................49
14.20.  "FDI Transfer Account"........................................50




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14.21.  "Fiscal Year".................................................50
14.22.  "Gardner Merchant Plan".......................................50
14.23.  "Highly Compensated Employee".................................50
14.24.  "Hour of Service".............................................51
14.25.  "Investment Committee"........................................52
14.26.  "Matching Contribution".......................................53
14.27.  "Matching Contribution Account................................53
14.28.  "Normal Retirement Age".......................................53
14.29.  "Participant".................................................53
14.30.  "Participating Employer"......................................53
14.31.  "Period of Service"...........................................53
14.32.  "Plan"........................................................54
14.33.  "Plan Year"...................................................54
14.34.  "Prior Plan"..................................................54
14.35.  "Qualified Domestic Relations Order"..........................54
14.36.  "Qualified Nonelective Contribution"..........................54
14.37.  "Regulation"..................................................54
14.38.  "Required Beginning Date".....................................54
14.39.  "Retirement Contribution".....................................54
14.40.  "Retirement Contribution Account".............................54
14.41.  "Rollover Contribution".......................................55
14.42.  "Rollover Contribution Account"...............................55
14.43.  "Section".....................................................55
14.44.  "Seiler Transfer Account".....................................55
14.45.  "Substantial Severance".......................................55
14.46.  "Trust".......................................................55
14.47.  "Trustee".....................................................55
14.48.  "Valuation Date"..............................................55
14.49.  "Year of Service for Participation"...........................56
14.50.  "Year of Service for Vesting".................................56





                                      -v-
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                             ARTICLE 1. INTRODUCTION

     1.1. IN GENERAL. This document sets forth the provisions of The Sodexho Savings Plus Plan (the "Plan"), effective as of March 1, 1996. The Plan, as initially adopted under the name The Seiler Retirement Income Plan, effective September 1, 1990 and as amended and restated under the name The Sodexho USA Retirement Income Plan, effective January 1, 1994, and its related Trust, are intended to qualify as a profit-sharing plan and trust under Code sections 401(a) and section 501(a), and the cash or deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k). The provisions of the Plan and Trust shall be construed and applied accordingly. The purpose of the Plan is to provide benefits to Participants in a manner consistent and in compliance with such Code sections and Title I of ERISA.

     Effective March 1, 1996, a portion of the Gardner Merchant Food Service 401(k) Retirement Plan ("Gardner Merchant Plan") shall be merged into the Plan. Former Participants in the Gardner Merchant Plan for whom the merger is effective shall become Eligible Employees in the Plan as of March 1, 1996 and shall be eligible to make Elective Contributions to the Plan with respect to any Compensation earned thereafter.

     1.2. DEFINED TERMS. All capitalized terms used in the following provisions of the Plan have the meanings given them under the Article entitled "Definitions".


                            ARTICLE 2. PARTICIPATION

     2.1. DATE OF PARTICIPATION. All Eligible Employees who were Participants in the Plan as of February 29, 1996 shall continue to be Participants on and after March 1, 1996 if they are Eligible Employees on that date. Each other Employee shall become eligible to participate as of the Eligibility Date coinciding with or next following the latest of

          (a) the attainment of age 21, and

          (b) the day he or she completes a Year of Service for Participation, provided that he or she is an Eligible Employee on such Date. All years of service with an Affiliated Employer are counted toward eligibility.

For purposes of determining the date of participation for any Employee of the Company whose immediate prior employment was with Gardner Merchant Holdings, Inc., service with Gardner Merchant Holdings, Gardner Merchant or with the portion of Morrison Companies that was acquired by Gardner Merchant in 1994 that occurred before Gardner Merchant Holdings, Inc. or any predecessor company became an Affiliated Employer shall be counted in determining a Year of Service for Participation.

     2.2. DURATION OF PARTICIPATION. An individual who has become a Participant under the Plan will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. Notwithstanding the preceding sentence and unless otherwise expressly provided for under the Plan, no contributions shall be made, nor shall any forfeitures be allocated with respect to a Participant who is not an Eligible Employee. In the event a Participant remains an Employee but ceases to be an Eligible Employee and becomes ineligible to receive contributions, such Employee will again become eligible to receive contributions immediately upon returning to the class of Eligible Employees. In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee will become a Participant immediately if such Employee has otherwise satisfied the minimum age and service requirements (described above) and would have otherwise previously become a Participant. A Participant or former Participant who is reemployed as an Eligible Employee and who has not had a Substantial Severance shall again become eligible to receive contributions on the date of his or her reemployment. If a reemployed Participant has had a Substantial Severance, he or she will be treated as a new Employee for purposes of this Article 2.


                            ARTICLE 3. CONTRIBUTIONS

     3.1. ELECTIVE CONTRIBUTIONS. Each Participant may enter into a Contribution Agreement with his or her Participating Employer specifying Elective Contributions in an amount designated in the Agreement. By agreeing to Elective Contributions, the Participant agrees to a reduction in pay in the amount designated and the Participating Employer agrees in consideration of such reduction to contribute an equivalent amount to the Trust. Elective Contributions for any pay period may be made in multiples of one percentage of Compensation but not to exceed 16% of Compensation.

     3.2. FORM AND MANNER OF ELECTIONS. Each Contribution Agreement shall be on a form prescribed or approved by the Administrator, or in such other manner as the Administrator approves, and may be entered into, changed or revoked by the Participant, with such prior written notice as the Administrator may prescribe, as of the first day of any pay period. A Contribution Agreement shall be effective with respect to Compensation payable on and after such date as may be specified on such form (but not earlier than the date the Agreement is entered into).

     3.3. MATCHING CONTRIBUTIONS.

          (a) For all periods prior to March 1, 1996, the Company may, in its discretion, make Matching Contributions to the Trust for the benefit of each Participant (i) for whom it made Elective Contributions, (ii) who is credited with 1,000 Hours of Service during the Plan Year, and (iii) who is employed on the last day of the Plan Year.

          (b) For Calendar Quarters after February 29, 1996, the Company may, in its discretion, make Matching Contributions for the benefit of each Participant (i) for whom it made Elective Contributions during the Calendar Quarter and (ii) who is employed on the last day of the Calendar Quarter. (For purposes of the period beginning March 1, 1996 and ending December 31, 1996, the Calendar Quarters will be deemed to have ended on May 31, August 31 and December 31, 1996. Thereafter the Calendar Quarters shall end on March 31, June 30, September 30 and December 31.)

Prior to the beginning of each Plan Year the Company will decide, in its discretion, whether Matching Contributions will be made to the Plan for the Plan Year and the rate of such Contributions to be made by the Participating Employers. If the Company fails to announce a rate of Matching Contributions prior to the beginning of the Plan Year, then each Participating Employer shall make a Matching Contribution to the Trust following the end of the Plan Year for the benefit of each Participant described in (a) or (b) above, on whose behalf it made Elective Contributions for the Plan Year in an amount equal to 50% of the aggregate Elective Contributions made on behalf of the Participant. In determining the Matching Contribution, Elective Contributions shall be taken into consideration only to the extent they do not exceed (A) for pay periods prior to March 1, 1996, 2% of the Participant's Compensation for any pay period, and (B) for pay periods after February 29, 1996, 6% of the Participant's Compensation for any pay period. The Company may change the rate of Matching Contributions for a subsequent Plan Year or suspend Matching Contributions for any subsequent Plan Year.

     3.4. RETIREMENT CONTRIBUTIONS. The Company, in its discretion, may determine whether a Retirement Contribution shall be made to the Trust for a Plan Year, and if so, the amount to be contributed by each Participating Employer. If the Company determines that a Retirement Contribution is to be made, each Participating Employer shall contribute its designated portion as follows:


               (a) For Plan Years prior to September 1, 1995, the Retirement Contribution of a Participating Employer for a Plan Year shall be allocated among and credited to the Retirement Contribution Account of each Participant (i) who is an Eligible Employee of the Participating Employer on the last day of the Plan Year and is credited with 1,000 or more Hours of Service during such Plan Year, or (ii) who ceases to be a Participant during the Plan Year by reason of separation from service after attaining Normal Retirement Age or death, or (iii) who becomes Disabled during the Plan Year.

               (b) For the Plan Year beginning September 1, 1995, a Retirement Contribution shall be made for the period September 1, 1995 through February 29, 1996, and shall be allocated and credited to the Retirement Contribution Account of each Participant (i) who is an Eligible Employee of the Participating Employer on February 29, 1996 and who is projected to complete 1000 or more Hours of Service during such Plan Year ending August 31, 1996, or (ii) who ceases to be a Participant during the Plan Year and prior to March 1, 1996 by reason of separation from service after attaining Normal Retirement Age or death, or (iii) who becomes Disabled during the Plan Year and prior to March 1, 1996. In determining the Retirement Contribution under this subsection (b) only Compensation earned from September 1, 1995 through February 29, 1996 shall be taken into account.

The amount of the Retirement Contribution described in (a) or (b) above shall be determined under the following schedule, based on such Participant's Years of Vesting Service:

                                                   Applicable Percentage
Years of Vesting Service                              of Compensation
------------------------                           ---------------------

     less than 5                                            2
     5 but less than 10                                     3
     10 or more                                             4

               (c) Except as provided in paragraph (d), no Retirement Contributions shall be made to the Plan with respect to any Compensation earned or Service accrued after February 29, 1996.


               (d) For the period March 1, 1996 through August 31, 1996 and for Fiscal Years thereafter, the Participating Employees may, in their discretion, make a Retirement Contribution for each Participant who
          (i) is actively employed on the last day of the applicable Fiscal Year, (ii) who ceases to be a Participant during the Fiscal Year by reason of separation from service after attaining Normal Retirement Age, or (iii) who becomes Disabled during the Plan Year, if (iv) the Participant was hired by The Seiler Corporation prior to September 1, 1986 and is continuously employed by The Seiler Corporation or Sodexho USA, Inc. or Sodexho, Inc. until the date of the Retirement Contribution. The Retirement Contribution under this subsection (d) shall be 2% of the eligible Participant's Compensation for the Fiscal Year and the contribution shall be made to the Plan as of the last day of the applicable Fiscal Year.

No Employee of the Company whose immediate prior employment was with Gardner Merchant Holdings, Inc. shall be considered an Eligible Employee for purposes of the Retirement Contributions described in this Section 3.4.

     3.5. QUALIFIED NONELECTIVE CONTRIBUTIONS. To the extent necessary to satisfy the Code section 401(k)(3) limits with respect to Elective Contributions or the Code section 401(m) limits with respect to Matching Contributions, the Company, in its discretion, may determine whether a Qualified Nonelective Contribution shall be made to the Trust for a Plan Year and, if so, the amount to be contributed by each Participating Employer. If the Company determines that a Qualified Nonelective Contribution shall be made, each Participating Employer shall contribute its designated portion. A Qualified Nonelective Contribution for a Plan Year shall be allocated among and credited to the Qualified Nonelective Contribution Accounts of some or all Participants who are eligible to receive Elective Contributions for the Plan Year who are not Highly Compensated Employees for the Plan Year, in proportion to their relative amounts of Compensation for the Plan Year. Qualified Nonelective Contributions shall be fully vested as of the time such Qualified Nonelective Contributions are made to the Plan.

     3.6. ROLLOVER CONTRIBUTIONS. An Eligible Employee may make a Rollover Contribution to the Plan upon demonstration to the Administrator that the contribution is eligible for transfer to the Plan pursuant to the rollover provisions of the Code, provided the amount of the Rollover Contribution is at least $1,000.

     3.7. CREDITING OF CONTRIBUTIONS. Each type of contribution for a Plan Year shall be allocated among and credited to the respective Accounts of Participants eligible to share in the contribution as of the Valuation Date coinciding with or next following the date the contributions are received by the Trustee (but in no event later than the last Valuation Date of the Plan Year).

     3.8. TIME FOR MAKING CONTRIBUTIONS. Elective Contributions shall be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Participating Employer, but in any event within 90 days after the date on which the Compensation to which such contributions relate is paid. Any Matching Contributions, Retirement Contributions, or Qualified Nonelective Contributions for a Plan Year will be contributed in cash to the Trust at such time as the Company determines, but in any event no later than the time prescribed by law (including extensions) for filing the Participating Employer's federal income tax return for its taxable year in or with which the Plan Year ends. In addition, Qualified Nonelective Contributions and Matching Contributions for a Plan Year must be made no later than the last day of the 12-month period immediately following the Plan Year.

     3.9. CERTAIN LIMITS APPLY. All contributions to the Plan are subject to the applicable limits set forth under Code sections 401(k), 402(g), 401(m), 404, and 415, as further described in Article 11. In addition, certain minimum allocations may be required under Code sections 401(a)(26), 410(b), and 416, as also further described in Article 11 and Article 12.

     3.10. RETURN OF CONTRIBUTIONS. If any contribution by a Participating Employer to the Trust is

               (a) made by reason of a good faith mistake of fact, or

               (b) believed by the Participating Employer in good faith to be deductible under Code section 404, but the deduction is disallowed, the Trustee shall, upon request by the Participating Employer, return to the Participating Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

     3.11. ESTABLISHMENT OF TRUST. The Company will establish a Trust to accept and hold contributions made under the Plan. The Trust shall be governed by an agreement between the Company and the Trustee the terms of which shall be consistent with the Plan provisions and intended qualification under Code sections 401(a) and 501(a).


                         ARTICLE 4. PARTICIPANT ACCOUNTS

     4.1. ACCOUNTS. The Administrator will establish and maintain (or cause the Trustee to establish and maintain) for each Participant, such Accounts and subaccounts as are necessary to carry out the purposes of the Plan.

     4.2. ADJUSTMENT OF ACCOUNTS. As of each Valuation Date, each Account will be adjusted to reflect the fair market value of the assets allocated to the Account. In so doing,

               (a) each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Valuation Date; and


               (b) each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date.

Income, expense, gain and loss which is generated by a particular investment within the Trust shall be allocated to an Account participating in such investment in the ratio to which the portion of the Account which is invested in the fund bears to the entire amount of Trust assets invested in the fund. Any expenses relating to a specific Account or Accounts, including without limitation expenses incurred or with respect to a Qualified Domestic Relations Order, or commissions or sales charges with respect to an investment in which the Account participates, may be charged solely to the particular Account or Accounts.

     4.3. INVESTMENT OF ACCOUNTS. A Participant's Elective Contribution Account, Matching Contribution Account, Qualified Nonelective Contribution Account, After-Tax Contribution Account, and Rollover Contribution Account, shall be invested by the Trustee as the Participant directs from among such investment options as the Company may make available from time to time. To the extent any such account is invested in the Morrison Stock Fund as of March 1, 1996, a Participant may elect to continue such investment or direct the Trustee to see all or a portion of his or her interest therein, but no additional contributions may be invested in the Morrison Stock Fund. The Administrator shall prescribe the form and manner in which such directions shall be made, as well as the frequency with which such directions may be made or changed, the dates as of which they shall be effective, and the allocation of Accounts with respect to which no directions are submitted. The Participants' Retirement Contribution Accounts, Seiler Transfer Accounts and FDI Transfer Accounts and any other assets of the Trust not specified above in this Section shall be invested by the Trustee in accordance with its fiduciary duties under ERISA and pursuant to the Trust agreement; provided, that if an investment manager or other named fiduciary has been appointed with respect to all or a portion of such assets, the Trustee shall invest such portion as the investment manager or other named fiduciary directs. The investment options available to Participants under the Plan will include those investment companies registered under the Investment Company Act of 1940, certificates of deposit, savings accounts and other instruments issued by a bank or similar institution, or investment contracts and other instruments issued by an insurance company and selected by the Company.

     4.4. APPOINTMENT OF INVESTMENT MANAGER OR NAMED FIDUCIARY. The Company may appoint in writing one or more investment managers or other "named fiduciaries" (within the meaning of ERISA section 402(a)(2)) to manage the investment of all or designated portions of the assets held in the Trust. The appointment shall be effective upon acknowledgment in writing by the investment manager or other named fiduciary that it is a fiduciary with respect to the Plan. An investment manager must be (a) registered as an investment adviser under the Investment Advisers Act of 1940, (b) a bank as defined in that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire or dispose of any assets of the Plan.

                         ARTICLE 5. VESTING OF ACCOUNTS

     5.1. IMMEDIATE VESTING OF CERTAIN ACCOUNTS. A Participant will at all times be 100% vested in his or her Elective Contribution Account, Seiler Transfer Account, FDI Transfer Account, Qualified Nonelective Contribution Account, After-Tax Contribution Account, and Rollover Contribution Account.

     5.2. DEFERRED VESTING OF OTHER ACCOUNTS. Each Participant will have a vested interest in a percentage of his or her Matching Contribution Account and Retirement Contribution Account determined in accordance with the following schedules and based on his or her Years of Service for Vesting:

               (a) for periods prior to March 1, 1996,

          Years of Service                        Applicable
             for Vesting                          Percentage
          ----------------                        ----------

          fewer than 5                                 0%
          5 or more                                  100%

               (b) for all periods after February 29, 1996,

          Years of Service                        Applicable
             for Vesting                          Percentage
          ----------------                        ----------

          fewer than 3                                 0%
          3 but fewer than 4                          60%
          4 but fewer than 5                          80%
          5 or more                                  100%

     5.3. SPECIAL VESTING RULES. Notwithstanding any provision of the Plan to the contrary, a Participant will be fully vested in 100% of the value of the Accounts maintained for his or her benefit upon the happening of any one of the following events:

               (a) the Participant's attainment of the Normal Retirement Age while an Employee;

               (b) the Participant's becoming Disabled while an Employee;

               (c) the Participant's death while an Employee;

               (d) the termination or partial termination of the Plan or the complete cessation of contributions to the Plan, to the extent that the Participant is affected by such termination, partial termination, or complete discontinuance.

     5.4. DISTRIBUTION OF LESS THAN ENTIRE VESTED PERCENTAGE. If a distribution has been made to a Participant from his or her Matching Contribution Account or Retirement Contribution Account at a time when he or she has a vested percentage in such Account equal to less than 100%, a separate subaccount will be established, to which will be allocated assets remaining in the Account immediately after the distribution. At any relevant time after the distribution, the Participant's vested percentage in such subaccount will be equal to (P*(AB+D))-D, where P is the Participant's vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution.

     5.5. CHANGES IN VESTING SCHEDULE. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed 3 Years of Service for Vesting shall have his or her vested interest in the Plan determined under the new schedule or the existing schedule, whichever is most advantageous to the Participant.

     5.6. FORFEITURES.

               (a) IN GENERAL. Any portion of a Participant's Account in which he or she is not vested upon separation from service for any reason will be forfeited immediately. Any Participant who separates from the service of the Affiliated Employers prior to earning a vested interest in any of his or her Accounts shall be deemed to have received a complete distribution of his or her vested interest on the day he or she separates from service.

               (b) CERTAIN RESTORATIONS. Notwithstanding the preceding paragraph, if a Participant forfeits any portion of an Account as a result of the complete distribution of the vested portion of the Account but thereafter returns to the employ of an Affiliated Employer prior to incurring a Substantial Severance, the amount forfeited will be recredited to the Participant's Account. The Participant's vested percentage in the amount so recredited will thereafter be determined under the terms of the Plan as if no forfeiture had occurred. The money required to effect the restoration of a Participant's Account shall come from other Accounts forfeited during the Plan Year of restoration, and to the extent such funds are inadequate, from a special contribution by the Participant's Participating Employer.

               (c) APPLICATION OF FORFEITURES. Any forfeitures occurring in a Plan Year with respect to an Employee of a Participating Employer

                    (i) first, will be applied to the restoration of any
               Accounts of Employees of the Participating Employer as required for such Year;

                    (ii) to the extent amounts remain after the application of
               (i) above, any forfeitures from Matching Contribution Accounts will be applied against the Participating Employer's Matching Contributions for the Plan Year in which the forfeitures occurred, and to the extent any forfeitures remain after such application, they will be applied against the Participating Employer's Retirement Contributions for such Plan Year. To the extent any forfeitures remain after all such applications, they will be applied against any Qualified Nonelective Contributions by the Participating Employer for the Plan Year in which the forfeitures occurred, and to the extent any such forfeitures remain after such application, they will be allocated among the Retirement Contributions of the remaining Participants who are Eligible Employees of the Participating Employer on the last day of the Plan Year in proportion to their relative amounts of Compensation of the Plan Year; and

                    (iii) to the extent amounts remain after the application of
               (i) above, any forfeitures from Retirement Contributions will be allocated among the Retirement Contribution Accounts of the remaining Participants of the Participating Employer who have Retirement Contribution Accounts in proportion to the relative value of such Account as compared to all Retirement Contribution Accounts.


             ARTICLE 6. WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE

6.1.  HARDSHIP WITHDRAWALS.

               (a) IMMEDIATE AND HEAVY FINANCIAL NEED. A Participant may make a withdrawal from his or her Accounts in the event of an immediate and heavy financial need arising from

                    (i) expenses for medical care described in Code section
               213(d) previously incurred by the Participant, his or her spouse or any of his or her dependents (as defined in Code section 152) or necessary care for these persons to obtain such medical care;

                    (ii) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);


                    (iii) the payment of tuition and related educational fees
               for the next 12-months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Code section 152); or

                    (iv) payments necessary to prevent the eviction of the
               Participant from his or her principal residence or foreclosure on the mortgage on that principal residence.

     The Administrator's determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written evidence furnished by the Participant. Such evidence must also indicate the amount of such need.

               (b) DISTRIBUTION OF AMOUNT NECESSARY TO MEET NEED. As soon as practicable after the Administrator's determination that an immediate and heavy financial need exists with respect to the Participant and that the Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Affiliated Employers, the Administrator will direct the Trustee to pay to the Participant the amount necessary to meet the need created by the hardship (but not in excess of the value of the vested portion of the Participant's Accounts, determined as of the Valuation Date next following the Administrator's determination). The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. Distribution from the Participant's Accounts in the event of a hardship will be made in the following order:

               (i) from his or her Rollover Account,

               (ii) from his or her Matching Contribution Account, and

               (iii) from his or her Elective Contribution Account (provided that no portion of an Elective Contribution Account attributable to income earned after December 31, 1988 may be distributed due to a financial hardship).

In no event may a hardship withdrawal be made from a Retirement Contribution Account, a Qualified Nonelective Contribution Account, a Seiler Transfer Account, or an FDI Transfer Account.


          (c) EFFECT OF HARDSHIP DISTRIBUTION. If a Participant receives a hardship distribution from his or her Elective Contribution Account, then any Elective Contribution election (or any other cash- or-deferred or employee contribution election in effect with respect to the Participant under the Plan or any other qualified plan maintained by an Affiliated Employer) shall be suspended for the 12- month period beginning with the date of the hardship distribution, and the amount of Elective Contributions made for the benefit of the Participant, together with any elective deferrals made on behalf of the Participant under any other plan maintained by the Affiliated Employers for the calendar year immediately following the calendar year of the hardship distribution must not exceed the applicable limit under Code 402(g) for such next calendar year, less the amount of such contributions made on behalf of the Participant for the calendar year of the hardship distribution.

     6.2. REQUIRED DISTRIBUTIONS AFTER AGE 70 1/2. Notwithstanding any provision of the Plan to the contrary, the Accounts of a Participant who remains an Employee after attaining his or her Required Beginning Date shall be treated as follows:

          (a) an amount equal to the value of the vested portion of the Participant's Accounts (other than his or her Seiler Transfer Account) as of the last day of the calendar year prior to the Required Beginning Date shall be distributed not later than the April 1 next following the close of such year;

          (b) an amount equal to the value of the vested portion of the Participant's Accounts (other than his or her Seiler Transfer Account) as of the last day of any calendar year (a "distribution year") beginning with the year of the Required Beginning Date shall be distributed no later than the last day of the calendar year immediately following the distribution year; and

          (c) the portion of the Participant's Account, if any, which is attributable to his or her Seiler Transfer Account shall be paid or commence to be paid on the Required Beginning Date.

If the value of the vested portion of a Participant's Accounts as of the date of distribution is less than the value otherwise to be distributed as described above, such lesser value shall instead be distributed to the Participant. The amounts required to be distributed for a distribution year under this Section
6.2 will be offset by any amounts withdrawn by the Participant during the year under any other provision of the Plan.

     6.3. RESTRICTIONS ON CERTAIN DISTRIBUTIONS. In the case of a Participant whose Accounts are valued in excess of $3,500 and who has not yet attained the Normal Retirement Age, no distribution may be made to the Participant under this Article unless

          (a) between the 30th and 90th day prior to the date distribution is to be made, the Administrator notifies the Participant in writing that he or she may defer distribution until the Normal Retirement Age and provides the Participant with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and


          (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her.

Such distribution may commence less than 30 days after the notice required under Regulations section 1.411(a)-11(c) is given, provided that:

               (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution,

               (2) the Participant, after receiving the notice, affirmatively elects a distribution, and

               (3) with respect to the payment of his or her Seiler Transfer Account, payment does not begin until at least seven days after the Participant receives any notice required by Code Section 417.

For purposes of this Section, a Participant's Accounts will be considered to be valued in excess of $3,500 if the value of his or her Accounts exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to (or withdrawal by) the Participant under the Plan.

     6.4. LIMITATION OF WITHDRAWABLE AMOUNT. If a promissory note with respect to a loan made from the Plan is allocated to a Participant's Account, the amount that may be withdrawn from the Account prior to the Participant's separation from service shall be limited to the amount of cash in the Account at the time of the withdrawal.

     6.5. DISTRIBUTIONS REQUIRED BY A QUALIFIED DOMESTIC RELATIONS ORDER. To the extent required by a Qualified Domestic Relations Order, the Administrator shall make distributions from a Participant's Accounts to any alternate payee named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

     6.6. CERTAIN DISPOSITIONS. Subject to the provisions in Section 8.2, in connection with the disposition by a Participating Employer of at least 85-percent of the assets used by the Participating Employer in a trade or business to an unrelated corporation, or the disposition of a Participating Employer's interest in a subsidiary to an unrelated entity, distribution of the entire vested Account balance of an Employee who continues employment with the acquirer may be made to the Employee in a single sum, but only if the acquirer does not maintain the Plan after the disposition, and only if such distribution is otherwise made in accordance with Code section 401(k)(10).

     6.7. WITHDRAWALS FROM AFTER-TAX CONTRIBUTION ACCOUNTS. A Participant for whom an After-Tax Contribution Account is maintained may make a withdrawal from such Account prior to age 59 1/2, with such prior notice as the Administrator shall prescribe. Any such withdrawal shall be in the amount specified by the Participant, and payment to the Participant shall be made as soon as practicable after the request for withdrawal is received by the Administrator. The Participant may make no more than one withdrawal under this Section in any twelve-month period.

     6.8. WITHDRAWALS AFTER AGE 59 1/2. A Participant who has attained age 59 1/2 may make a withdrawal from any one or more of his or her Accounts (other than a Seiler Transfer Account) for any reason, but with such prior notice as the Administrator may prescribe. Any such withdrawal shall be in the amount specified by the Participant, up to the value of the Participant's vested portion of the particular Account determined as of the Valuation Date next following the Administrator's receipt of notice of the withdrawal. Payment to the Participant shall be made as soon as practicable after such Valuation Date. The Participant may make no more than one withdrawal under this Section 6.8 within any 6-month period.

     6.9. DIRECT ROLLOVER OF WITHDRAWAL DISTRIBUTIONS. Effective January 1, 1993, if a Participant, a Beneficiary who is the Participant's surviving spouse, or an alternate payee of the Participant is entitled to receive an eligible rollover distribution within the meaning of Code section 402(c)(4), he may elect to have all or a portion of such distribution (but not less than the minimum amount required to be transferred under Treasury regulations pertaining to the treatment of eligible rollover distributions) transferred directly to an eligible retirement plan within the meaning of Code section 402(c)(8)(B). If the distributee is the Participant's surviving spouse or a former spouse who is the alternate payee under a qualified domestic relations order within the meaning of Code section 414(p), the direct rollover may be made only to an individual retirement account or an individual retirement annuity. Such distribution may be made in the form of a direct rollover or by any other means prescribed by regulations which satisfies the requirements for a direct payment to the eligible retirement plan so specified. The Plan Administrator shall not be obliged to honor any transfer instruction under this Section 6.9 that specifies more than one transferee.

                        ARTICLE 7. LOANS TO PARTICIPANTS

     7.1. EFFECTIVE DATE OF ARTICLE 7. The provisions of Article 7 shall become operative only after the Board of Directors votes to make them effective and no loans shall be made prior to such effective date.

     7.2. IN GENERAL. Upon the written request of an Eligible Borrower on a form acceptable to the Administrator, and subject to the conditions of this Article, the Administrator shall direct the Trustee to make a loan from the Trust to the Eligible Borrower. For purposes of this Article, an "Eligible Borrower" is

          (a) a Participant who is an Employee or is otherwise a "party in interest" within the meaning of ERISA section 3(14); or

          (b) a deceased Participant's Beneficiary who has not yet received the entire vested portion of the Participant's Accounts and who is a "party in interest" as described above.

An "Eligible Borrower" shall not include, however, any owner-employee or member of the family (as defined in Code section 267(c)(4)) of an owner employee. An "owner employee" shall mean an owner-employee as defined in Code section 401(c)(3), and shall include an employee or officer of an electing small business (Subchapter S) corporation which is an Affiliated Employer who owns (or is considered as owning within the meaning of Code section 318(a)(1)), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of such corporation.

     7.3. RULES AND PROCEDURES. The Administrator shall promulgate such rules and procedure as it deems necessary to carry out the purposes of this Article (including limitations on the purposes for which loans may be made), as long as such procedures are not inconsistent with the express provisions of this Article. All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor regulation section 2550.408b- 1(d). Loans shall not be made available to Eligible Borrowers who are Highly Compensated Employees in an amount (determined under Department of Labor regulation section 2550.408b-1(b)) greater than the amount made available to other Eligible Borrowers.

     7.4. MAXIMUM AMOUNT OF LOAN. The following limitations shall apply in determining the amount of any loan to an Eligible Borrower hereunder:

          (a) The amount of the loan, together with any other outstanding indebtedness of the Eligible Borrower under the Plan or any other qualified retirement plans of the Affiliated Employers, shall not exceed $50,000 reduced by the excess of (i) the highest outstanding loan balance of the Eligible Borrower from such plans during the one-year period ending on the day prior to the date on which the loan is made, over (ii) the Eligible Borrower's outstanding loan balance from such plans immediately prior to the loan.

          (b) The amount of the loan shall not exceed the lesser of (i) 50% of the Eligible Borrower's vested interest in his or her Accounts (other than a Retirement Contribution Account, Seiler Transfer Account or FDI Transfer Account), determined as of the Valuation Date immediately preceding the date of the loan, or (ii) the value of the Eligible Borrower's Elective Contribution Account and Rollover Account (if any).

     7.5. MINIMUM AMOUNT OF LOAN; MAXIMUM NUMBER OF LOANS. The Administrator may establish a minimum amount for any single loan under the Plan, not to exceed $1,000. An Eligible Borrower may have no more than two loans outstanding at any one time.

     7.6. NOTE; SECURITY; INTEREST. Each loan shall be evidenced by a note signed by the Eligible Borrower and shall be secured by 50% of the Eligible Borrower's vested interest in his or her Accounts, including in such security the note evidencing the loan. The loan shall bear interest at a reasonable annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances. The Administrator shall made such determination through consultation with one or more lending institutions, as the Administrator deems appropriate.

     7.7. SOURCE OF FUNDS FOR LOAN. The loan shall be made proportionately from all investment funds to which the Eligible Borrower's Elective Contribution Account, After-Tax Contribution Account (if any), and Rollover Account (if any) are allocated.

     7.8. REPAYMENT. Each loan made to an Eligible Borrower who is receiving regular payments of compensation from a Participating Employer shall be repayable by payroll deduction. Loans made to other Eligible Borrowers (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine. The documents evidencing a loan shall provide that payments shall be made not less frequently than quarterly and over a specified term as determined by the Administrator (but not to exceed three years unless the loan amount equals $5,000 or more and not exceed five years unless the loan is being applied toward the purchase of a principal residence for the Eligible Borrower); such documents shall also require that the loan be amortized with level payments of principal and interest. The Eligible Borrower may designate the investment fund or funds in which such loan repayments shall be made. The loan repayments shall be reinvested in accordance with the Eligible Borrower's current (or most recent) investment directions for contributions.

     7.9. REPAYMENT UPON DISTRIBUTION. If, at the time benefits are to be distributed (or to commence being distributed) to an Eligible Borrower with respect to a separation from service, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Eligible Borrower's Accounts, subject to the default provisions below, before any distribution of benefits is made. Except as may be required in order to comply (in a manner consistent with continued qualification of the Plan under Code section 401(a)) with Department of Labor regulations, no loan shall be made or remain outstanding with respect to a Participant under this Article after the time distributions to the Participant with respect to a separation from service are to be paid or commence.


     7.10. DEFAULT. In the event of a default in making any payment of principal or interest when due under the note evidencing any loan under this Article, if such default continues for more than 14 days after written notice of the default from the Trustee (or from the Committee on behalf of the Trustee), the unpaid principal balance of the note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Eligible Borrower's Accounts, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Eligible Borrower and applied by the Eligible Borrower as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan. In no event shall the Administrator apply the Eligible Borrower's Accounts to satisfy the Eligible Borrower's repayment obligation, whether or not he or she is in default, unless the amount so applied otherwise could be distributed in accordance with the Plan.

     7.11. NOTE AS TRUST ASSET. The note evidencing a loan to an Eligible Borrower under this Article shall be an asset of the Trust which is allocated to the Account of such Eligible Borrower, and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the note plus the amount of any accrued but unpaid interest.

     7.12. NONDISCRIMINATION. Loans shall be made available under this Article to all Eligible Borrowers on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based on creditworthiness.


            ARTICLE 8. BENEFITS UPON DEATH OR SEPARATION FROM SERVICE

     8.1. SEPARATION FROM SERVICE FOR REASONS OTHER THAN DEATH. Subject to
Section 8.2, following a Participant's separation from the service of the Affiliated Employers for any reason other than death, the Participant will receive the vested portion of his or her Accounts in cash in a single sum. The amount of the distribution shall be determined as of the Valuation Date that immediately precedes or coincides with the date distribution is to be made as described below.

     8.2. PAYMENT OF SEILER TRANSFER ACCOUNT.

          (a) ANNUITY AS NORMAL FORM OF PAYMENT. If a Participant has a Seiler Transfer Account at the time of his or her separation from service, the value of such Seiler Transfer Account shall be used to purchase a single premium non-transferable annuity contract providing an annuity form of payment (described in subsection (b) or (c) below) unless (with the consent of his or her spouse, if married) he waives his or her right to an annuity form of payment and elects to have such benefit paid in a lump sum. Such Participant may elect to have all or part of the balance of his Accounts under the Plan paid in the form of an annuity (described in subsection (b) or (c) below) with the balance, if any, paid in a lump sum.

          (b) SINGLE LIFE ANNUITY FOR UNMARRIED PARTICIPANT. If the Participant is not married, the annuity described in subsection (a) above shall be a single life annuity with an actuarial equivalent value equal to the Seiler Transfer Account (or such larger amount with respect to which the Participant has elected the annuity form of payment) under which the Participant will receive a monthly annuity for life, the first payment to be due on his or her Annuity Starting Date and the last payment to be due on the first day of the calendar month in which his or her death occurs.

          (c) JOINT AND SURVIVOR ANNUITY FOR MARRIED PARTICIPANT. If the Participant is married, the annuity described in subsection (a) above shall be a qualified joint and 50% survivor annuity under which a reduced monthly pension is paid to the Participant and after the Participant's death, 50% of the amount the Participant was receiving will be paid to the Participant's surviving spouse and shall be the actuarial equivalent of the Seiler Transfer Account (or such larger amount with respect to which the Participant has elected the annuity form of payment). Any Participant whose benefit payments are governed by this paragraph, may also elect (with spousal consent, if married) to have all or a portion of the Seiler Transfer Account payable in (a) a contingent annuitant form with the Beneficiary receiving 50%, 66- 2/3% or 100% of the amount payable during the Participant's lifetime, (b) a life annuity with a 120-months guarantee, or (c) a lump sum.

          (d) ANNUITY FORM FOR SEILER TRANSFER ACCOUNT. Any annuity form of payment described in subsection (b) or (c) above will be provided through an annuity contract purchased by the Plan for the benefit of the Participant with the funds in the Seiler Transfer Account (together with such other amounts as the Participant elects to have paid in the annuity form). This optional form of payment shall not be available to any Participant who does not have a Seiler Transfer Account at the time his or her benefit under the Plan is to be distributed.

          (e) ELECTION NOT TO TAKE 50% JOINT AND SURVIVOR ANNUITY. A married Participant to whom this Section 8.2 applies may elect not to take the 50% joint and survivor annuity described in subsection (c) above, any such election to be made in writing on a form provided by the Administrator and during the election period described in (i) below. Notwithstanding the foregoing, however, no such election may be made unless (1) the Participant's spouse consents to the election and acknowledges the effect of such election, such consent and acknowledgment to be made in writing and witnessed by either a notary public or a duly authorized representative of the Administrator, or (2) it is established to the satisfaction of the Administrator that spousal consent cannot be obtained because the Participant has no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe. Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained, shall be effective only with respect to such spouse.

               (i) ELECTION PERIOD. The election period during which the married Participant may elect not to take the 50% joint and survivor annuity consists solely of the 90-day period ending on the Participant's Annuity Starting Date.

               (ii) PRELIMINARY INFORMATION TO BE FURNISHED TO A PARTICIPANT. On or about the date specified below, the Administrator shall furnish to each such married Participant (including a married Participant no longer in the employ of a

          Participating Employer) a written notification, in nontechnical terms, containing a general description of explanation of (A) the 50% joint and survivor annuity described in subsection (b) above, (B) the circumstances in which the 50% joint and survivor annuity will be provided (unless the Participant has elected not to have benefits provided in that form), (C) the availability of the election described above (and of revocation of such election pursuant to subsection (f) below, (D) the rights (if any), of the Participant's spouse under this
          Section 8.2, and (E) the relative financial effect on the Participant's annuity of making such an election. The foregoing information shall be furnished within a reasonable period prior to the close of the election period, as determined by the Administrator consistent with applicable Treasury regulations if any.

               (f) REVOCATION OF ELECTION NOT TO TAKE THE 50% JOINT AND SURVIVOR ANNUITY. A Participant may revoke any election made by him or her under subsection (e) above by filing a written revocation with the Administrator any time during the election period described in subsection (e)(i) above. Such revocation shall be effective upon receipt by the Administrator. No such revocation shall prevent the Participant from making a subsequent election under subsection (e) during the election period described in subsection (e)(i) above.

     8.3. TIME OF DISTRIBUTIONS.

     Distribution with respect to a Participant's separation from service normally will be made as soon as practicable after such separation. In the case of a Participant whose vested portion of Accounts is valued in excess of $3,500 and who has not yet attained the Normal Retirement Age; provided, however, distribution may not be made under this Section unless

          (a) between the 30th and 90th day prior to the date distribution is to be made, the Administrator notifies the Participant in writing that he or she may defer distribution until the Normal Retirement Age; and

          (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator.


Such distribution may commence less than 30 days after the notice required under Regulations section 1.411(a)-11(c) is given, provided that:

               (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option),

               (2) the Participant, after receiving the notice, affirmatively elects a distribution, and

               (3) payment does not begin until at least seven days after the Participant receives any notice required by Code Section 417.

The vested portion of a Participant's Accounts will be considered to be valued in excess of $3,500 if the value of such portion exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to the Participant under the Plan. Distribution under this Section in all events will be made no later than the 60th day after the close of the Plan Year in which occurs the later of the Participant's separation from service or the Participant's attainment of the Normal Retirement Age (or 65 if earlier).

     8.4. DISTRIBUTIONS AFTER A PARTICIPANT'S DEATH.

          (a) DEATH PRIOR TO SEPARATION FROM SERVICE. Subject to subsection (c), if a Participant dies prior to his or her separation from the service of the Affiliated Employers, the Participant's Beneficiary will receive the vested portion of the Participant's Accounts in cash in a single sum as soon as practicable following the Participant's death, but in no event later than December 31 of the calendar year following the year of the Participant's death.

          (b) DEATH AFTER SEPARATION FROM SERVICE. If a Participant dies after separation from service but before the complete distribution of his or her Accounts has been made, the Participant's Beneficiary will receive the vested portion of the Participant's Accounts. Subject to subsection (c), distribution will be made in cash in a single sum as soon as practicable following the Participant's death, but no later than December 31 of the calendar year following the year of the Participant's death.

          (c) PAYMENT OF DEATH BENEFIT FROM SEILER TRANSFER ACCOUNT.


               (i) If a married Participant on whose behalf a Seiler Transfer Account is maintained dies before his or her Annuity Starting Date, then 50% of the value of such Seiler Transfer Account will be used to purchase a single premium non-transferable annuity contract providing an annuity for the spouse. If the Participant so elects, all or a portion of the balance of his Accounts may be added to the value of the Seiler Transfer Account and used to purchase the annuity for the surviving spouse.

               (ii) Even if the benefits described herein are designated, or required by law, to be paid as an annuity, the surviving spouse may elect, at such time and in accordance with such procedures as the Administrator may prescribe, to receive the benefit in a lump sum payment.

               (iii) This Section 8.4(c) will not apply if the Participant so elects in writing at any time subsequent to the first day of the Plan Year in which he or she attains age 35 and prior to his or her death; provided, however, that in the case of a Participant whose employment terminates, the applicable election period with respect to benefits accrued prior to the date of such termination will in no event commence later than the date of such termination of employment. Any such election may be revoked and remade any number of times in the election period specified above, but no such election will be effective unless the requirements of Section 8.2(e) are satisfied with respect to such election. Within the Plan Year in which occurs the later of (i) the date the Participant attains age 34, or (ii) the date the Employee becomes a Participant, the Administrator will provide to the Participant a written explanation with respect to the preretirement survivor annuity described in this Section comparable to that required under Section 8.2(e)(ii) above with respect to the distribution of a Participant's benefit in the form of an annuity. If earlier, however, such explanation will be provided within a year following the Participant's termination of employment.

Any distribution to a Beneficiary under this Section 8.4 in the form of a single sum shall be determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made.

     8.5. DESIGNATION OF BENEFICIARY. Subject to the provisions of this Section, a Participant's Beneficiary shall be the person or persons and entity or entities, if any, designated by the Participant from time to time on a form approved by the Administrator to receive all death benefits payable under the Plan. In the absence of an effective beneficiary designation, a Participant's Beneficiary shall be his or her surviving spouse, if any, or if none, the Participant's estate. A nonspouse beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless,


          (a) prior to the Participant's death, the Participant's surviving spouse consented to and acknowledged the effect of the Participant's designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) on a written form approved by the Administrator and witnessed by a notary public or a duly authorized Plan representative; or

          (b) it is established to the satisfaction of the Administrator that spousal consent may not be obtained because there is no spouse, because the spouse has died (evidenced by a certificate of death), because the spouse cannot be located (based on information supplied by a government agency or independent investigator), or because of such other circumstances as the Secretary of the Treasury may prescribe; or

          (c) the spouse had earlier executed a general consent form permitting the Participant (i) to select from among certain specified beneficiaries without any requirement of further consent by the spouse (and the Participant designates a Beneficiary from the specified list), or (ii) to change his or her beneficiary without any requirement of further consent by the spouse. Any such general consent shall be on a form approved by the Administrator, and must acknowledge that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily elects to relinquish such right.

If a spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent on behalf of the spouse. Any consent and acknowledgment by (or on behalf of) a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

With respect to all Participants who prior to March 1, 1996 were participants in the Gardner Merchant Plan, any beneficiary designation that was effective under the Gardner Merchant Plan as of February 29, 1996 shall remain effective until the Participant files a new beneficiary designation hereunder.

     8.6. DIRECT ROLLOVERS. Effective January 1, 1993, if a Participant, a Beneficiary who is the Participant's surviving spouse, or an alternate payee of the Participant is entitled to receive an eligible rollover distribution within the meaning of Code section 402(c)(4), he may elect to have all or a portion of such distribution (but not less than the minimum amount required to be transferred under Treasury regulations pertaining to the treatment of eligible rollover distributions) transferred directly to an eligible retirement plan within the meaning of Code section 402(c)(8)(B). If the transferee is the Participant's surviving spouse or a former spouse who is the alternate payee under a qualified domestic relations order within the meaning of Code section 414(p), the direct rollover may be made only to an individual retirement account or an individual retirement annuity. Such distribution may be made in the form of a direct rollover or by any other means prescribed by regulations which satisfies the requirements for a direct payment to the eligible retirement plan so specified. The Plan Administrator shall not be obliged to honor any transfer instruction under this Section 8.6 that specifies more than one transferee.

                            ARTICLE 9. ADMINISTRATION

     9.1. ADMINISTRATOR. The Plan will be administered by the Company. The Administrator will be a "named fiduciary" for purposes of Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA. The Administrator will not, however, have any authority over the investment of assets of the Trust in its capacity as Administrator.

     9.2. POWERS OF ADMINISTRATOR. The Administrator will have full discretionary power to administer the Plan in all of its details, subject, however, to the requirements of ERISA. For this purpose the Administrator's discretionary power will include, but will not be limited to, the following authority:

          (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law;

          (b) to interpret the Plan;

          (c) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

          (d) to compute the amounts to be distributed under the Plan, and to determine the person or persons to whom such amounts will be distributed;

          (e) to authorize the payment of distributions;

          (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under other federal, state or local law and regulations;

          (g) to allocate and delegate its ministerial duties and responsibilities and to appoint such agents, counsel, accountants and consultants as may be required or desired to assist in administering the Plan;

          (h) by written instrument, to allocate and delegate its fiduciary responsibilities in accordance with ERISA section 405; and

          (i) to the extent delegated by the Board of Directors, to amend the Plan.

     9.3. EFFECT OF INTERPRETATION OR DETERMINATION. Any interpretation of the Plan or other determination with respect to the Plan by the Administrator shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously.

     9.4. NONDISCRIMINATORY EXERCISE OF AUTHORITY. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     9.5. RELIANCE ON TABLES, ETC. In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel or other expert who is employed or engaged by the Administrator or by the Company on the Administrator's behalf.

     9.6. CLAIMS AND REVIEW PROCEDURES. The Administrator shall adopt procedures for the filing and review of claims in accordance with ERISA section 503.

     9.7. INDEMNIFICATION OF ADMINISTRATOR AND ASSISTANTS. Each Participating Employer agrees, jointly and severally, to indemnify and defend to the fullest extent of the law any Employee or former Employee (a) who serves or has served as Administrator, (b) who has been appointed to assist the Administrator in administering the Plan, or (c) to whom the Administrator has delegated any of its duties or responsibilities against any liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith.


                      ARTICLE 10. AMENDMENT AND TERMINATION

     10.1. AMENDMENT. The Company reserves the power to amend the provisions of the Plan and Trust by action of the Board of Directors or of a duly authorized officer. Such amendment shall be by written instrument and shall be signed by a duly authorized officer providing for such amendment. However, the Company will not have the power:

          (a) to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary (except as permitted by the Plan with respect to Qualified Domestic Relations Orders or the return of contributions upon nondeductibility, mistake of fact, or the failure to qualify initially), unless such amendment is required or permitted by law, governmental regulation or ruling; or

          (b to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit of any Participant, except as otherwise permitted or required by law. For purposes of this paragraph, an amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Account balance will not be less than the percentage computed under the Plan without regard to such amendment.

The Board of Directors may delegate to the Investment Committee the power to amend the Plan and to the extent the board so delegates, the Investment Committee shall have the power to amend the Plan subject to the limitations in this Section 10.1.

     10.2. TERMINATION. The Company has established the Plan and authorized the establishment of the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without liability whatsoever for any such discontinuance or termination. In addition, the Participating Employers will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may cease to be Participating Employers in a manner acceptable to the Company.

     10.3. DISTRIBUTIONS UPON TERMINATION OF THE PLAN. Subject to Section 8.6 and to the last sentence of this Section 10.3, upon termination of the Plan by the Company, the Trustee will distribute to each Participant (or other person entitled to distribution) the value of the Participant's Accounts in a single sum as soon as practicable following such termination. The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made. Notwithstanding the preceding sentence, if any Affiliated Employer maintains or establishes a defined contribution plan (other than an employee stock ownership plan or simplified employee pension) that benefits at least 2- percent of the employees in the terminated Plan, Accounts shall be distributed to Participants and their Beneficiaries only in a manner consistent with Code sections 401(k)(2)(B)(i)(I),
(III) and (IV), and 401(k)(10)(A)(ii) and (iii). In such case, a Participant's Accounts will be transferred, without the Participant's consent, to the other plan pending distribution. Any Seiler Transfer Account shall be paid in accordance with Section 8.2 as the Participant shall elect unless the amount in such Account is too small to purchase an annuity under the then underwriting standards of the insurance carrier from whom such annuities would be purchased.


     10.4. MERGER OR CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.


                       ARTICLE 11. LIMITS ON CONTRIBUTIONS

     11.1. CODE SECTION 404 LIMITS. The sum of the contributions made by each Participating Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by a Participating Employer are expressly conditioned on their deductibility under Code section 404 for the taxable year when paid (or treated as paid under Code section 404(a)(6).

     11.2. CODE SECTION 415 LIMITS.

          (a Incorporation by reference. Code section 415 is hereby incorporated by reference into the Plan.

          (b Annual addition. The Administrator shall determine an "annual addition" for each Participant for each limitation year, which shall consist of the following amounts allocated to the Participant's Accounts for the year:

               (i      Elective Contributions,

               (ii     Qualified Nonelective Contributions,

               (iii    Matching Contributions,

               (iv     Retirement Contributions,

               (v      Forfeitures,

               (vi Amounts allocated to an individual medical amount (as defined in Code section 415(l)(2)) which is part of a pension or annuity plan maintained by an Affiliated Employer; and

               (vii Amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by an Affiliated Employer.

          (c General limitation on annual additions. The annual addition to a Participant's Accounts under the Plan for any limitation year, when added to the annual additions to his or her accounts for such Year under all other defined contribution plans maintained by the Affiliated Employers, shall not exceed the lesser of (i) $30,000 (or, if greater, one-fourth of the limitation in effect for the limitation year under Code section 415(b)(1)(A)), or (ii) 25% of the Participant's Compensation for such limitation year.

          (d Combined limitations. In the case of a Participant who also participates in a defined benefit plan maintained by an Affiliated Employer, the annual addition for a limitation year will, if necessary, be further limited so that the sum of the Participant's defined contribution fraction and his or her defined benefit plan fraction for such limitation year does not exceed 1.0.


               (i A Participant's "defined contribution fraction" shall be a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by an Affiliated Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by an Affiliated Employer, and the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(l)(2) of the Code, maintained by an Affiliated Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Affiliated Employers (regardless of whether a defined contribution plan was maintained by an Affiliated Employer). The maximum aggregate amount in any limitation year is the lesser of 125-percent of the dollar limitation determined under Code sections 415(b) and (d) in effect under Code section 415(c)(1)(A) or 35-percent of the Participant's Compensation for such year. If the employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987. The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

               (ii A Participant's "defined benefit fraction" shall be a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by an Affiliated Employer, and the denominator of which is the lesser of 125- percent of the dollar limitation determined for the limitation year under Code sections 415(b) and (d) or 140-percent of the highest average compensation, including any adjustments under Code section 415(b). Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125-percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all limitation years beginning before January 1, 1987.

          (e Limitation Year. For purposes of determining the Code section 415 limits under the Plan, the "limitation year" shall be the Plan Year.

          (f To the extent necessary to satisfy the limitations of Code section 415 for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced after the Participant's benefit is reduced under any and all defined benefit plans, and before the Participant's annual addition is reduced under any other defined contribution plan.

          (g If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's compensation for a Plan Year or limitation year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or under such other facts and circumstances as may be permitted under regulation or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, any Elective Contributions made pursuant to a Contribution Agreement together with earnings thereon made by or on behalf of the Participant for the Limitation Year, to the extent necessary, will be returned to the Participant. Any contributions so returned will be disregarded for purposes of the limits under Code sections 402(g) and 401(k)(3). If the remaining annual addition for the Participant still exceeds the Code section 415 limits for the limitation year, Qualified Nonelective Contributions followed by Retirement Contributions, followed by Matching Contributions (including forfeitures applied to reduce any such Participating Employer contributions), together with earnings thereon, will not be allocated to the Participant's Account to the extent necessary for limitation year, but will be used to reduce Participating Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if the Participant is covered by the Plan as of the end of the limitation year. However, if the Participant is not covered by the Plan as of the end of the limitation year, the excess amounts will not be distributed to Participants or former Participants, but will be held unallocated for that limitation year in a suspense account. If the suspense account is in existence at any time during any subsequent limitation year, all amounts in the suspense account will be allocated to the Retirement Contribution Accounts of all Participants in proportion to their relative amounts of Compensation for the subsequent limitation year, before any other contributions which would be part of an annual addition are made to the Plan for the subsequent limitation year. No investment gains or losses will be allocated to any suspense account described in this paragraph; instead, any such gains or losses shall be allocated among the remaining Accounts in proportion to their respective balances.

     11.3. CODE SECTION 402(G) LIMITS.

          (a In general. The maximum amount of Elective Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of an Affiliated Employer with respect to the Participant for the calendar year), shall in no event exceed the maximum applicable limit in effect for the calendar year under Regulation section 1.402(g)-1(d). For purposes of the Plan, an individual's elective deferrals for a taxable year are the sum of the following:

               (i Any elective contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includable in the individual's gross income for the taxable year on account of Code section 402(a)(8) (before applying the limits of Code section 402(g) or this section);

               (ii Any employer contribution to a simplified employee pension (as defined in code section 408(k)) to the extent not includable in the individual's gross income for the taxable year on account of Code section 402(h)(1)(B) (before applying the limits of Code section 402(g));


               (iii Any employer contribution to a custodial account or annuity contract described in section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)), and any elective contribution pursuant to an eligible deferred compensation plan under Code section 457, to the extent not includable in the individual's gross income for the taxable year on account of Code section 403(b) or 457 before applying the limits of Code section 402(g); and

               (iv Any employee contribution designated as deductible under a trust described in Code section 501(c)(19) (before applying the limits of Code section 402(g)).

A Participant will be considered to have made "excess deferrals" for a taxable year to the extent that the Participant's elective deferrals for the taxable year exceed the applicable limit described above for the year.

          (b DISTRIBUTION OF EXCESS DEFERRALS. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Administrator on or before the March 1 following the taxable year that all or a specified part of an Elective Contribution made for his or her benefit represents an excess deferral, the Administrator shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account for the taxable year by a fraction, the numerator of which is the Participant's excess deferrals for the taxable year, and the denominator of which is the sum of the Participant's Elective Contribution Account balance as of the beginning of the taxable year plus the Participant's Elective Contributions for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.


          (c) TREATMENT OF EXCESS DEFERRALS. For other purposes of the Code, including Code sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416), excess deferrals must be treated as employer contributions even if they are distributed in accordance with paragraph (b) above. However, excess deferrals of a non-Highly Compensated Employee are not to be taken into account for purposes of Code section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code section 401(a)(30). Excess deferrals are also to be treated as employer contributions for purposes of Code section 415 unless distributed under paragraph (b) above.

     11.4. CODE SECTION 401(K)(3) LIMITS.

          (a In general. Elective Contributions made under the Plan are subject to the limits of Code section 401(k)(3), as more fully described below. The Plan provisions relating to the 401(k)(3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

          (b Actual deferral ratios. For each Plan Year, the Administrator will determine the "actual deferral ratio" for each Participant who is eligible for Elective Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Elective Contributions (plus any Qualified Nonelective Contributions treated as Elective Contributions) made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

               (i Elective Contributions will be taken into account only if each of the following requirements are satisfied:

                    (A the Elective Contribution is allocated to the
               Participant's Elective Contribution Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

                    (B the Elective Contribution relates to Compensation that
               either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan, or is attributable for services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.


               To the extent Elective Contributions which meet the requirements of (A) and (B) above constitute excess deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any non-Highly Compensated Employee;

               (ii in the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have elective deferrals (and qualified nonelective or qualified matching contributions, to the extent treated as elective deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section 401(k) maintained by an Affiliated Employer, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as qualified nonelective or qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

               (iii for purposes of determining the actual deferral ratio of a Participant who is a 5-percent owner or one of the 10 most highly paid Highly Compensated Employees, the Elective Contributions (and any Qualified Nonelective Contributions treated as Elective Contributions) and Compensation of such Participant shall include the Elective Contributions (and Qualified Nonelective Contributions treated as Elective Contributions) and Compensation for the Plan Year of the Participant's family members (as defined in Code section 414(q)(6)), such family members shall be disregarded as separate employees for purposes of determining the actual deferral ratio of both Highly Compensated Employees and non- Highly Compensated Employees, and in the event that there are excess contributions with respect to such family members, the excess shall be allocated among such family members in proportion to their Elective Contributions;

               (iv the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

               (v Qualified Nonelective Contributions made on behalf of Participants who are eligible to receive Elective Contributions shall be treated as Elective Contributions to the extent permitted by Regulation section 1.401(k) 1(b)(5);


               (vi in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

               (vii an employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made; and

               (viii Elective Contributions which are made on behalf of non-Highly Compensated Employees which could be used to satisfy the Code section

          401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Regulation section 1.401(m)-1(b)(5).

          (c Actual deferral percentages. The actual deferral ratios for all Highly Compensated Employees who are eligible for Elective Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Elective Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:

               (i the actual deferral percentage for the highly compensated group does not exceed 125% of the actual deferral percentage for the nonhighly compensated group; or

               (ii the excess of the actual deferral percentage for the highly compensated group over the actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the nonhighly compensated group.

          (d Adjustments by Administrator. If, prior to the time all Elective Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Elective Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Elective Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Elective Contribution elections to the extent the Administrator deems appropriate. Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.


          (e Excess contributions. If the Code section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Administrator will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees. To do so, the Administrator will reduce the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio to the extent necessary to (i) enable the Plan to satisfy the section 401(k)(3) limits or (ii) cause such employee's actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and will repeat this process until the Plan satisfies the Code section 401(k)(3) limits. The amount of excess contributions for each Highly Compensated Employee for the Plan

     Year shall equal the amount of Elective Contributions (plus Qualified Nonelective Contributions which are treated as Elective Contributions for purposes of the Code section 401(k)(3) limits) actually made to the Trust for the Plan Year, less the product of the Highly Compensated Employee's reduced actual deferral ratio as determined under the preceding sentence, and his or her Compensation. Any excess contributions will be distributed as provided below. In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

          (f Distribution of excess contributions. A Participant's excess contributions, adjusted for income, will be designated by the Participating Employer as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, but not the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the "gap period"). Income allocable to excess contributions for the Plan Year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account and Qualified Nonelective Contribution Account balances by a fraction, the numerator of which is the excess contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Elective Contribution Account and Qualified Nonelective Contribution Account balances as of the beginning of the Plan Year plus the Participant's Elective Contributions and Qualified Nonelective Contributions for the Plan Year. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph.

          (g Special rules. For purposes of distributing excess contributions,


               (i the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

               (ii The determination and correction of excess contributions with respect to a Highly Compensated Employee whose actual deferral ratio is determined pursuant to the family aggregation rules will be accomplished by reducing the actual deferral ratio as required above and allocating the excess contributions for the family group among family members in proportion to the Elective Contribution of each family member that is combined to determine the actual deferral ratio.

          (h Recordkeeping requirement. The Administrator, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which Qualified Nonelective Contributions are taken into account in determining the actual deferral ratios.

          (i Effect on Matching Contributions. A Participant's Elective Contributions which are returned as a result of the Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time the Elective Contributions are determined to be excess contributions, such Matching Contributions shall be distributed to the Participant at the same time as the Elective Contributions are returned or recharacterized.

          (j Excise tax where failure to correct. If the excess contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10-percent excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2 1/2-month period.

     11.5. CODE SECTION 401(M) LIMITS.

          (a In general. Matching Contributions made under the Plan are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.


          (b Actual contribution ratios. For each Plan Year, the Administrator will determine the "actual contribution ratio" for each Participant who is eligible for Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Matching Contributions and Qualified Nonelective Contributions which are not treated as Elective Contributions made on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining a Participant's actual contribution ratio,

               (i A Matching Contribution will be taken into account only if the Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's Elective Contributions for the Plan Year;

               (ii for purposes of determining the actual contribution ratio of a Participant who is a 5-percent owner or one of the 10 most highly paid Highly Compensated Employees, the Matching Contributions and Compensation of such Participant shall include the Matching Contributions, Qualified Nonelective Contributions treated as Matching Contributions, and Compensation for the Plan Year of the Participant's family members (as defined in Code section 414(q)(6)), and such family members shall be disregarded as separate employees for purposes of determining the actual contribution ratio of both Highly Compensated Employees and non-Highly Compensated Employees;

               (iii in the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have matching contributions or employee contributions (including amount treated as matching contributions) allocated to his or her accounts under two or more plans maintained by an Affiliated Employer which may be aggregated for purposes of Code sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions were made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

               (iv the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

               (v Elective Contributions not applied to satisfy the Code section 401(k)(3) limits and Qualified Nonelective Contributions not treated as Elective Contributions may be treated as Matching Contributions to the extent permitted by Regulation section 1.401(m)-1(b)(5);

               (vi in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

          (c Actual contribution percentages. The actual contribution ratios for all Highly Compensated Employees who are eligible for Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:

               (i The actual contribution percentage for the highly compensated group does not exceed 125% of the actual contribution percentage for the nonhighly compensated group; or

               (ii The excess of the actual contribution percentage for the highly compensated group over the actual contribution percentage for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group does not exceed twice the actual contribution percentage of the nonhighly compensated group.

          (d Multiple use test. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Regulation section 1.401(m)-2(b)(3), the Administrator shall reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as described in paragraph (f) below.


          (e Adjustments by Administrator. If, prior to the time all Matching Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Administrator deems appropriate.

          (f Excess aggregate contributions. If the Code section 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Matching Contributions (and any Qualified Nonelective Contribution or Elective Contribution taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code section 401(m)(2)(A) shall be considered to be "excess aggregate contributions". The Administrator shall determine the amount of excess aggregate contributions made with respect to each Participant who is a Highly Compensated Employee. To do so, the Administrator will reduce the actual contribution ratio of the

     Highly Compensated Employee with the highest actual contribution ratio to the extent necessary to (i) enable the Plan to satisfy the section 401(m) limits or (ii) cause such employee's actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio, and will repeat this process until the Plan satisfies the Code section 401(m) limits. The amount of excess aggregate contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Matching Contributions (plus Elective Contributions and Qualified Nonelective Contributions for purposes of the Code section 401(m) limits) actually made to the Trust for the Plan Year, less the product of the (A) Highly Compensated Employee's reduced actual contribution ratio as determined under the preceding sentence, and (B) his or her Compensation. Any excess aggregate contributions will be distributed as provided below to the Highly Compensated Employee to which they are attributable. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.


          (g Distribution of excess aggregate contributions. A Participant's excess aggregate contributions, adjusted for income will be designated by the Participating Employer as a distribution of excess aggregate contributions, and distributed to the Participant. The income allocable to excess aggregate contributions is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess aggregate contributions for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Matching Contribution Account balances by a fraction, the numerator of which is the excess aggregate contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Matching Contribution Account balances as of the beginning of the Plan Year plus the Participant's Matching Contributions for the Plan Year. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415 even if distributed from the Plan.

          (h Special rules. For purposes of distributing excess aggregate contributions, the determination and distribution of excess aggregate contributions with respect to a Highly Compensated Employee whose actual contribution ratio is determined pursuant to the family aggregation rules will be accomplished by reducing the actual contribution ratio as required above and allocating the excess aggregate contributions for the family group among family members in proportion to the Matching Contributions of each family member that is combined to determine the actual contribution ratio.

          (i Recordkeeping requirement. The Administrator, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Elective

     Contributions and Qualified Nonelective Contributions are taken into account in determining the actual contribution ratios.

          (j Excise tax where failure to correct. If the excess aggregate contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10-percent excise tax on the amount of excess aggregate contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this section for the Plan Year may enable the Plan to avoid having excess aggregate contributions, even if the contributions are made after the close of the 2 1/2-month period.

     11.6. SECTION 401(A)(26)/410(B) LIMITS.


          (a Notwithstanding anything to the contrary, if the number of Participants who are eligible to share in any contribution for a Plan Year is such that the Plan would fail to meet the requirements of Code sections 410(a)(26), 410(b)(1), or 410(b)(2)(A)(i) because a Participating
     Employer's contribution would not be allocated to a sufficient number of Participants, then the group of Participants eligible to share in the contribution for the Plan Year will be increased to include such minimum number of Participants who are not in the service of the Company on the anniversary date, as may be necessary to satisfy the applicable tests under the above Code sections. The Participants who will become eligible to share in the contribution will be those participants who, when compared to Participants who are similarly situated, completed the greatest number of hours of service in the Plan Year before the termination of their service.

          (b The preceding paragraph will not be construed to permit the reduction of any Participant's Account balance, and any amounts which were allocated to Accounts of Participants whose eligibility to share in the contribution did not result from the application of the preceding paragraph will not be reallocated to satisfy such requirements. Instead, the Participating Employer will make an additional contribution equal to the amount which the affected Participants would have received had they been included initially in the allocation of the Participating Employer's Contribution, even if it would cause the contributions of the Participating Employer for the Plan Year to exceed the amount which is deductible by the Participating Employer for such Plan Year under Code section 404. Any adjustments pursuant to this paragraph will be considered to be a retroactive amendment of the Plan which was adopted by the last day of the Plan Year.

                    ARTICLE 12. SPECIAL TOP-HEAVY PROVISIONS

     12.1. PROVISIONS TO APPLY. The provisions of this Article shall apply for any top-heavy Plan Year notwithstanding anything to the contrary in the Plan.

     12.2. Minimum Contribution. For any Plan Year which is a top-heavy plan year, the Participating Employers shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Affiliated Employers by the end of the Plan Year, regardless of whether or not the Participant has elected to make Elective Contributions for the Year. The minimum contribution shall, in general, equal 3% of each such Participant's Compensation, but shall be subject to the following special rules:

          (a If the largest contribution on behalf of a key employee for such year, taking into account only Elective Contributions, Qualified Nonelective Contributions, Matching Contributions, and Retirement Contributions (including forfeitures applied to reduce any such Participating Employer Contributions), is equal to less than 3% of the key employee's Compensation, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 410(a)(4) or 410.


          (b No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Affiliated Employer which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

          (c If a Participant is also covered by a top-heavy defined benefit plan of an Affiliated Employer, "5%" shall be substituted for "3%" above in determining the minimum contribution.

          (d The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Retirement Contributions and any Qualified Nonelective Contributions (including forfeitures applied to reduce Retirement Contributions), but not any other type of contribution, otherwise made for the Participant's benefit for such year.

          (e If additional minimum contributions are required under this Section, the Administrator will establish (or cause the Trustee to establish) a special Account to which such contributions will be allocated. Distributions from such Account will be made in accordance with the rules applicable to Retirement Contribution Accounts.

          (f A minimum contribution required under this Section shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory contributions or Elective Contributions to the Plan, or (iii) compensation less than a stated amount.

     12.3. SPECIAL VESTING SCHEDULE. Each Employee who is a Participant at any time during a top-heavy plan year shall be vested in not less than the percentage of each of his or her Accounts as set forth in the following vesting schedule (or the Plan's general vesting schedule, if faster), based on the Participant's Years of Service for Vesting:

          Years of Service                 Vested
            for Vesting                  Percentage
          ----------------               ----------

          fewer than 2                       0%
          2 but fewer than 3                20%
          3 but fewer than 4                40%
          4 but fewer than 5                60%
          5 but fewer than 6                80%
          6 or more                        100%


Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as a top-heavy plan changes for any Plan Year. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift shall be considered to be an amendment to the vesting schedule for all purposes of the Plan.

     12.4. ADJUSTMENT TO LIMITATION ON BENEFITS. For purposes of the Code section 415 limits, the definitions of "defined contribution plan fraction" and "defined benefit plan fraction" contained therein shall be modified, for any Plan Year which is a top-heavy plan year, by substituting "1.0" for "1.25" in Code sections 415(e)(2)(B) and 415(e)(3)(B).

     12.5. DEFINITIONS. For purposes of these top-heavy provisions, the following terms have the following meanings:

          (a "key employee" means a key employee described in Code section 416(i)(l), and "non-key employee" means any employee who is not a key employee (including employees who are former key employees);

          (b "top-heavy plan year" means a Plan Year if any of the following conditions exist:

               (i the top-heavy ratio for the Plan exceeds 60- percent and the Plan is not part of any required aggregation group or permissive aggregation group of plans;

               (ii the Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or

               (iii the Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

          (c "top-heavy ratio":


               (i If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group of plans, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of an account balance distributed in the 5-year period ending on the determination date(s), both computed in accordance with Code section 416. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code section 416.

               (ii) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group of plans, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

               (iii) For purposes of (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.


               (iv) The accrued benefit of a participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

          (d) The "permissive aggregation group" is the required aggregation group of plans plus any other plan or plan of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

          (e) The "required aggregation group" is (i) each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the employer which enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410(b).

          (f) For purposes of computing the top-heavy ratio, the valuation date shall be the last day of the applicable plan year.

          (g) For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

          Interest rate: 7 1/2%

          Mortality table: UP-1984

          (h) the term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.


                            ARTICLE 13. MISCELLANEOUS

     13.1. EXCLUSIVE BENEFIT RULE. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the Plan, the return of contributions upon nondeductibility or mistake of fact.

     13.2. LIMITATION OF RIGHTS. Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against any Participating Employer or Administrator or Trustee, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

     13.3. NONALIENABILITY OF BENEFITS. The benefits provided hereunder will not be subject to the voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law, except that if the Administrator receives any Qualified Domestic Relations Order that requires the payment of benefits hereunder or the segregation of any Account, such benefits shall be paid, and such Account segregated, in accordance with the applicable requirements of such Order. In addition, the vested portion of an Account balance may be pledged as security for a loan from the Plan in accordance with the Plan's loan procedures.

     13.4. FAILURE TO QUALIFY INITIALLY. If application for initial qualification of the Plan is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted (or such later date as the Secretary of the Treasury may prescribe) and it is determined that the Plan or the Trust does not initially qualify under Code sections 401 or 501, all assets then held under the Plan will be returned to the Participating Employers within one year after such determination or refusal to issue a determination. Upon such distribution the Plan will be considered to be rescinded and to be of no force or effect.

     13.5. GOVERNING LAW. The Plan and Trust will be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts to the extent such laws are not preempted by ERISA.


                             ARTICLE 14. DEFINITIONS

Wherever used in the Plan, the following terms have the following meanings:


     14.1. "Accounts" mean, for any Participant, the accounts established under the Plan to which contributions made for the Participant's benefit, and any allocable income, expense, gain and loss, are allocated. References to a Participant's Elective Contribution Account, Matching Contribution Account, and Rollover Contribution Account, respectively, refer to those Accounts established for a Participant to which the respective contributions are allocated. References to a Participant's Qualified Nonelective Contribution Account refer to the Account to which Qualified Nonelective Contributions made on behalf of the Participant are allocated and a Participant's

Retirement Contribution Account refers to the Account to which the Company's Retirement Contributions are made. References to an After-Tax Contribution Account refers to an account to which after-tax contributions were made under a Prior Plan and no further contributions shall be made thereto hereunder.

     14.2. "Administrator" means the entity or persons appointed to administer the Plan pursuant to its provisions.

     14.3. "Affiliated Employer" means (a) the Company, (b) any corporation that is a member of a controlled group of corporations (as defined in Code section 414(b)) of which the Company is also a member, (c) any trade or business, whether or not incorporated, that is under common control (as defined in Code section 414(c)) with the Company, (d) any trade or business that is a member of an affiliated service group (as defined in Code section 414(m)) of which the Company is also a member, or (e) to the extent required by Regulations issued under Code section 414(o), any other organization; provided, that the term "Affiliated Employer" shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests of (b), (c) (d) or (e) above. In identifying any "Affiliated Employers" for purposes of the Code section 415 limits, the definitions in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h).

     14.4. "After-Tax Contribution Account" means any Account from a Prior Plan which holds contributions made by a Participant on an after-tax basis, and earnings thereon.

     14.5. "Annuity Starting Date" means, for any Participant,

          (a) the first day of the first period for which a benefit is payable to the Participant under the Plan as an annuity, or

          (b) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

     14.6. "Beneficiary" means any person entitled to receive benefits under the Plan upon the death of a Participant.

     14.7. "Board of Directors" means the board of directors of Sodexho, Inc.

     14.8. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any Regulation issued pursuant to or with respect to such section or subsection.

     14.9. "Contribution Agreement" means an agreement entered into between a Participant and his or her Participating Employer to reduce the Participant's pay and have the Participating Employer make an Elective Contribution to the Plan for the Participant's benefit.

     14.10. "Company" means Sodexho, Inc., a Massachusetts corporation, and any successor to all or a major portion of its assets or business which assumes the obligations of the Company under the Plan. Prior to November 1, 1993, the Company was known as The Seiler Corporation.

     14.11. "Compensation" means,

          (a) for purposes of determining the Code section 415 limits and the amount of any minimum contribution under the special top-heavy provisions, the Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Affiliated Employers to the extent that the amounts are includable in gross income, including but not limited to commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances, but not including those items excludable from the definition of compensation under Regulation section 1.415-2(d)(3);

          (b) for purposes of determining the status of an individual as a Highly Compensated Employee or a key employee, the same as described in (a) above, but increased by any such amounts that would have been received by the individual from the Affiliated Employers but for an election under Code sections 125, 401(k), 402(h), or 403(b); and

          (c) for all other purposes under the Plan, the amount of base salary, commission, overtime pay and bonuses received by the Participant for any Plan Year and with respect to services rendered by the Participant, but, provided the nondiscrimination requirement of Regulation section 1.414(s)-1(d)(3) is met, reduced by reimbursements or other expense allowances, fringe benefits (cash and noncash), reimbursement for moving expenses, deferred compensation, and welfare benefits; provided further, however, that any Elective Contributions made by the Participating Employer that are not includable in gross income under Code sections 125, 402(a)(8), 402(h), 403(b), and any compensation deferred under Code section 457(b), shall in all cases be includable as "Compensation" for purposes of this paragraph (c).


          (d) Compensation shall include only that Compensation which is actually paid to the Participant during the applicable Plan Year, and for purposes of Sections 11.4 and 11.5, Compensation paid before an individual becomes a Participant may be excluded at the option of the Committee. For all purposes under the Plan, Compensation for any individual will be limited for any Plan Year to the amount determined under Code section 401(a)(17) (the "Section 401(a)(17) Limitation") for the Plan Year. If the period for determining Compensation used in calculating a Participant's allocation for a determination period is shorter than 12 months, the annual Compensation limit shall be an amount equal to the otherwise applicable limit multiplied by a fraction, the numerator of which is the number of months in the period, and the denominator of which is 12. In determining the Compensation of a Participant for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the Section 401(a)(17) Limitation is exceeded, then the Limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this Limitation. The Section 401(a)
     (17) Limitation for the Plan Year beginning in calendar year 1994 is $150,000.

     14.12. "Disabled" means the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment likely to result in death or to be of long-continued and indefinite duration, as determined by the Administrator on the basis of medical evidence satisfactory to the Administrator.

     14.13. "Elective Contribution" means a contribution made to the Plan for the benefit of a Participant pursuant to a Contribution Agreement.

     14.14. "Elective Contribution Account" means the Account to which Elective Contributions are made under Section 3.1.

     14.15. "Eligibility Date" means the date on which a newly Eligible Employee may first begin participation in the Plan. Beginning January 1, 1997, the Eligibility Dates shall be January 1 and July 1. For periods prior to January 1, 1997, the Eligibility Dates shall be September 1 and March 1. If an Eligible Employee declines to begin participation in the Plan by making Elective Contributions as of the applicable Eligibility Date, he or she may do so as of any subsequent Entry Date if the Participant is an Eligible Employee at that time.

     14.16. "Eligible Employee" means any Employee who is employed by a Participating Employer, other than

          (a) a "casual employee" who has no regular schedule of work and who works less than 1000 hours;

          (b) any individual whose primary activity is being a student;

          (c) an employee who is currently paid from the payroll of an Affiliated Employer (other than a Participating Employer);

          (d) an employee who is paid by a Participating Employer but who is earning benefits under a retirement plan of an Affiliated Employer which is not a Participating Employer, but this paragraph shall not exclude from Plan eligibility any such employee who is not covered by a stock fund or similar profit sharing plan maintained by such Affiliated Employer;

          (e) a "leased employee" within the meaning of Code section 414(n), unless and until he or she becomes actually employed by a Participating Employer;

          (f) any Employee covered by a collective bargaining agreement, unless such agreement specifically provides for participating in the Plan with respect to (1) Elective Contributions and Matching Contributions, or (2) Retirement Contributions, or (3) both. If such collective bargaining agreement provides for Plan participation only with respect to certain contributions, such Employee shall be an Eligible Employee only with respect to that portion of the Plan, and

          (g) any Employee of a Participating Employer who is eligible for another qualified plan maintained by that Participating Employer.

Effective March 1, 1996, all Employees who are former participants in the Gardner Merchant Plan shall become Eligible Employees. No Employee of the Company whose immediate prior employment was with Gardner Merchant Holdings, Inc. shall be considered an Eligible Employee for purposes of the Retirement Contributions described in Section 3.4.

     14.17. "Employee" means any individual employed by an Affiliated Employer, including any leased employee and any other individual required to be treated as an employee pursuant to Code sections 414(n) and 414(o).

     14.18. "Entry Date" means, (a) with respect to a Participant's initial eligibility to participate in the Plan, the applicable Eligibility Date, (b) for all other purposes, the first day of any calendar month, and (c) in addition, for purposes of Employees who initially satisfied the requirements of the first sentence of Section 2.1 on or before August 31, 1993, January 1, 1994.

     14.19. "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended, and any successor statute or statutes of similar import.

     14.20. "FDI Transfer Account" means the subaccount to which amounts attributable to the Participant's interest in the Food Dimensions, Inc. Profit-Sharing Retirement Plan, if any, have been transferred. All amounts held in such subaccount shall be fully vested and nonforfeitable. Subject to Sections
6.2 and 13.4, such FDI Transfer Account shall only be distributable at the Participant's separation from the service of the Affiliated Employers or at death, and shall be distributed in accordance with Section 8.1 and 8.4.

     14.21. "Fiscal Year" means the twelve month period beginning September 1, and ending the following August 31.

     14.22. "Gardner Merchant Plan" means the Gardner Merchant Food Service 401(k) Retirement Plan as in existence on February 29, 1996, just prior to its merger into the Plan.

     14.23. "Highly Compensated Employee" means an employee of an Affiliated Employer who is a "highly compensated employee" within the meaning of Code section 414(q). The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.

          (a) A highly compensated active Employee includes any Employee who performs service for an Affiliated Employer during the determination year and who, during the look-back year (i) received Compensation from the Affiliated Employers in excess of $75,000 (as adjusted pursuant to Code section 415(d)); (ii) received Compensation from the Affiliated Employers in excess of $50,000 (as adjusted pursuant to Code section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of the Affiliated Employers and received Compensation during such year that is greater than 50-percent of the dollar limitation in effect under Code section 415(b)(1)(A).

          (b) The term Highly Compensated Employee also includes (i) employees who are both described in paragraph (a) if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employers during the determination year; and (ii) Employees who are a 5-percent owners at any time during the look- back year or determination year. If no officer has satisfied the compensation requirement of (a)(iii) above during either a determination year or look-back year, the highest-paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

          (c) A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Affiliated Employers during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

          (d) If an Employee is, during a determination year or look- back year, a family member of either a 5-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Affiliated Employers during such year, then the family member and the 5-percent owner or top 10 Highly Compensated Employee shall be aggregated. In such case, the family member and 5- percent owner or top 10 Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions equal to the sum of such compensation and contributions of the family member and 5-percent owner or top-10 Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

          (e) The top paid group shall consist of the top 20-percent of active Employees, ranked on the basis of Compensation received from the Affiliated Employers during the year. The number of officers shall be limited to the lesser of (i) 50 Employees or (ii) the greater of 3 Employees or 10-percent of Employees. If there is not at least one officer whose Compensation is in excess of 50-percent of the Code section 415(b)(i)(A) limit, then the highest paid officer of the Affiliated Employers shall be treated as a Highly Compensated Employee. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 Employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Code section 414(q).

     14.24. "Hour of Service" means, with respect to any Employee,

          (a) Each hour for which the Employee is paid or entitled to be paid for the performance of duties for an Affiliated Employer, each such hour to be credited to the Employee for the computation period in which the duties were performed;

          (b) Each hour for which the Employee is directly or indirectly paid or entitled to be paid by any Affiliated Employer (including payments made or due from a trust fund or insurer to which the Affiliated Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Employee for the computation period in which such period of time occurs, subject to the following rules:

               (i) No more than 501 Hours of Service shall be credited under this paragraph (b) to the Employee on account of any single continuous period during which the Employee performs no duties;

               (ii) Hours of Service shall not be credited under this paragraph
          (b) to an Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and

               (iii) If the period during which the Employee performs no duties falls within two or more computation periods, and if the payment made on account of such period is not calculated on the basis of units of time, the number of Hours of Service credited with respect to such period shall be allocated between not more than the first two such periods based on the amount of the payment divided by the Employee's most recent hourly rate of Compensation before the period during which no duties were performed;

          (c) Each hour not counted under paragraph (a) or (b) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by any Affiliated Employer, each such hour to be credited to the Employee for the computation period to which the award or agreement for back pay pertains, provided that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) above shall be subject to the limitations and special rules set forth in clauses
     (i), (ii) and (iii) of paragraph (b); and

          (d) Each noncompensated hour while an Employee during a period of absence from any Affiliated Employer in the armed forces of the United States if the Employee returns to work for any Affiliated Employer at a time when he or she has reemployment rights under federal law, and each noncompensated hour while an Employee on an unpaid leave of absence granted by the Employer.

Hours of Service to be credited to an Employee under (a), (b) and (c) above will be calculated and credited pursuant to paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference. The Hours of Service to be credited to an Employee during a period described in (d) above will be determined by the Administrator with reference to the individual's most recent normal work schedule, or at the rate of eight Hours per day in the event the Administrator is unable to establish such schedule.

     14.25. "Investment Committee" means the persons designated by the Board of Directors of the Company to be responsible for the financial operations of the Plan and to perform such other duties as designated by the Board of Directors.

     14.26. "Matching Contribution" means a contribution made for the benefit of a Participant under the Plan on account of an Elective Contribution.

     14.27. "Matching Contribution Account means the Account to which Matching Contributions are made under Section 3.3.

     14.28. "Normal Retirement Age" means age 65 or, if later, the fifth anniversary of the date the Participant commences participation in the Plan.

     14.29. "Participant" means each Eligible Employee who participates in the Plan pursuant to its provisions.

     14.30. "Participating Employer" means the Company and each other Affiliated Employer that adopts the Plan with the consent of the Company. Effective March 1, 1996, Gardner Merchant shall be a Participating Employer in the Plan with respect to its Employees who are Eligible Employees.

     14.31. "Period of Service" means, with respect to any Employee, the aggregate of all time periods commencing with the Employee's first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reemployment is the first day the Employee performs an hour of service, and an "hour of service" for this purpose is an hour for which the Employee is paid or entitled to be paid for the performance of duties for an Affiliated Employer. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days. In the case of an individual who is absent from work for maternity or paternity reasons, the 12- consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a break in service. For purposes of this Section,

          (a) an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement;

          (b) a break in service is a period of severance of at least 12 consecutive months; and

          (c) a period of severance is a continuous period of time during which the Employee is not employed by an Affiliated Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

          (d) In the case of a leave of absence for service in the armed forces of the United States, no period shall be excluded under this paragraph during which the Employee has reemployment rights with respect to the Affiliated Employers under federal law.

     14.32. "Plan" means The Sodexho Savings Plus Plan which, prior to March 1, 1996 was referred to as The Sodexho USA Retirement Income Plan and prior to January 1, 1994, was referred to as The Seiler Corporation Retirement Income Plan.

     14.33. "Plan Year" means (a) for periods beginning prior to September 1, 1996 the 12-month period beginning each September 1, (b) the period from September 1, 1996 through December 31, 1996, (c) the calendar year for all periods beginning January 1, 1997 and thereafter.

     14.34. "Prior Plan" means any plan, including the Gardner Merchant Plan, that is merged into the Plan.

     14.35. "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

     14.36. "Qualified Nonelective Contribution" means a contribution made in the discretion of the Company which is designated by the Company as a Qualified Nonelective Contribution.

     14.37. "Regulation" means a regulation issued by the Department of Treasury, including any final regulation, proposed regulation, temporary regulation, as well as any modification of any such regulation contained in any notice, revenue procedure, or similar pronouncement issued by the Internal Revenue Service.

     14.38. "Required Beginning Date" means the benefits must commence as determined under Code Section 401(a)(9) and Regulations thereunder.

     14.39. "Retirement Contribution" means a contribution (other than a Qualified Nonelective Contribution) made for the benefit of a Participant in accordance with Section 3.4.

     14.40. "Retirement Contribution Account" means the Account to which Retirement Contributions are made under Section 3.4.

     14.41. "Rollover Contribution" means a contribution made by a Participant which satisfies the requirements for rollover contributions as set forth in the Plan.

     14.42. "Rollover Contribution Account" means the Account to which Rollover Contributions are made under Section 3.6.

     14.43. "Section" means a section of the Plan.

     14.44. "Seiler Transfer Account" means the subaccount, if any, to which amounts attributable to the Participant's interest in The Seiler Corporation Employees' Pension Plan have been transferred. All amounts held in such subaccount shall be fully vested and nonforfeitable. Subject to Sections 6.2 and
13.4 such Seiler Transfer Account shall only be distributable at the Participant's separation from the service of the Affiliated Employers or at death, and shall be distributed in accordance with Section 8.2 and 8.4(c).

     14.45. "Substantial Severance" means in the case of any individual who has no vested right in any of his Accounts

          (a) for purposes of determining the individual's Years of Service for Participation under Section 14.39 and, a number of consecutive computation periods, determined in accordance with Section 14.39, which equals or exceeds the prior number of Years of Service for Participation completed by the individual, if in each of such computation periods, the individual completed less than 501 Hours of Service;

          (b) for purposes of determining the individual's Years of Service for Vesting under Section 14.40, a period of severance of at least twelve consecutive months which equals or exceeds, in the number of whole months, the Years of Service for Vesting which he completed before such period of severance began.

          Notwithstanding the foregoing, however, no individual will incur a Substantial Severance unless the number of consecutive computation periods in which the individual completes less than 501 Hours of Service equals or exceeds five, or the individual's period of severance is of at least five years' duration, as applicable.

     14.46. "Trust" means The Sodexho USA Retirement Income Trust established in conjunction with the Plan, together with any and all amendments thereto.

     14.47. "Trustee" mean the person or persons who are at any time the acting Trustee under the Trust.


     14.48. "Valuation Date" means the last business day of each Plan Year and such other day or days as specified by the Administrator. In the case of a Valuation Date other than the last business day of a Plan Year, the Administrator may, in order to make distributions, adjust only a specified Account or Accounts.

     14.49. "Year of Service for Participation" means a computation period during which the Employee completes at least 1,000 Hours of Service. For purposes of determining a Year of Service for Participation, the initial computation period shall be the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service (the "employment commencement date"). The succeeding computation periods commence on the first anniversary of the employment commencement date and on each anniversary thereafter. All service with Gardner Merchant Holdings, Inc., Gardner Merchant or with the portion of Morrison Companies that was acquired by Gardner Merchant in 1994 shall be counted for purposes of determining a Year of Service for Participation for any Employee of the Company whose immediate prior employment was with Gardner Merchant Holdings, Inc. In addition, all Hours of Service with any Affiliated Employer are counted for purposes of determining a Year of Participation.

     14.50. "Year of Service for Vesting" means a Period of Service of one full year.

   IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and on its behalf by its duly authorized officer, as of the ____ day of __________, 1996.

                                            SODEXHO, INC.



                                            By:
                                               -----------------------------

                          THE SODEXHO SAVINGS PLUS PLAN


         WHEREAS Sodexho USA, Inc. (the "Company") adopted the Sodexho USA Retirement Income Plan, effective January 1, 1994 and subsequently changed the name to The Sodexho Savings Plus Plan (the "Plan"); and

         WHEREAS, by Section 10.1 of the Plan, the Company reserved the power to amend the Plan from time to time; and

         WHEREAS the Company desires to credit service with an immediate prior employer for certain hourly employees for eligibility and vesting purposes, to permit certain nonactive employees to continue to participate in the Plan until termination of employment and to correct the language in the allocation of forfeitures;

         NOW, THEREFORE, the Company hereby adopts the following amendments to the Plan:

         1. Section 2.1 is amended, effective February 1, 1998, to add a sentence at the end to read as follows: "For purposes of determining the date of participation for any Employee of the Company whose immediate prior employment was with a company who becomes a client of the Company where the Company assumes some or all of the payroll of the client, service with the prior employer immediately prior to the assumption of the payroll by the Company shall be counted in determining a Year of Service for Participation, if and to the extent the Company has so negotiated with the client."

         2. Section 5.6(c) is amended in its entirety, effective March 1. 1996, to read as follows:

                           "APPLICATION OF FORFEITURES. Any forfeitures occurring in a Plan Year with respect to an Employee of a Participating Employer

                           (i) first, will be applied to the restoration of any Accounts of Employees of the Participating Employer as required for such Year;

                           (ii) to the extent amounts remain after the application of (i) above, any forfeitures from Matching Contribution Accounts will be applied against the Participating Employer's Matching Contributions for the Plan Year in which the forfeitures occurred, and to the extent any forfeitures remain after such application, they will be applied against the Participating Employer's Retirement Contributions for such Plan Year. To the extent any forfeitures remain after all such applications, they will be applied against any Qualified Nonelective Contributions by the Participating Employer for the Plan Year in which the forfeitures occurred, and to the extent any such forfeitures remain after such application, they will be allocated among the Retirement Contributions Accounts of the remaining Participants who are Eligible Employees of the Participating Employer on the last day of the Plan Year in proportion to their relative amounts of Compensation of the Plan Year; and

                           (iii) to the extent amounts remain after the application of (i) above, any forfeitures from Retirement Contributions will be allocated among the Retirement Contribution Accounts of the remaining Participants of the Participating Employer who have Retirement Contribution Accounts on the last day of the Plan Year in proportion to the relative value of such Account as compared to all Retirement Contribution Accounts."

         3. Section 14.16 is amended, effective February 1, 1998, by adding at the end thereof, the following sentence:

                  "Notwithstanding the foregoing, any Participant who ceases active employment on or after March 27, 1998 but who continues for other purposes to be an Employee shall continue to be an Eligible Employee eligible to make Elective Contributions and, if otherwise eligible, receive Matching Contributions to his or her Account until the date of his or her official termination of employment as set by the Company."

         4. Section 14.49 is amended, effective February 1, 1998, in its entirety to read as follows:

                  "YEAR OF SERVICE FOR PARTICIPATION" means a computation period during which the Employee completes at least 1,000 Hours of Service. For purposes of determining a Year of Service for Participation, the initial computation period shall be the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service (the "employment commencement date"). The succeeding computation periods commence on the first anniversary of the employment commencement date and on each anniversary thereafter. The following service shall be counted in determining a Year of Participation Service: (a) for any Employee of the Company whose immediate prior employment was with Gardner Merchant
                  Holdings, Inc., all service with Gardner Merchant Holdings, Inc., Gardner Merchant or with the portion of Morrison Companies that was acquired by Gardner Merchant in 1994; (b) for any hourly Employee of the Company whose immediate prior employment was with an entity that becomes a client of the Company where the Company assumes some or all of the payroll of the entity and where the Employee had been eligible to participate in an employer-sponsored retirement plan maintained by the prior employer, service with the prior employer immediately prior to the assumption of the payroll by the Company; and (c) all Hours of Service with any Affiliated Employer."

         IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and on its behalf by its duly authorized officer, as of this day of February, 1998.
                                                              SODEXHO USA, INC.


                                                              BY:

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